                                                                      Schedule I

Summary of investments---other than investments in related parties.

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
December 31, 1999
(in millions)

----------------------------------------------------------------------
        Column A                  Column B  Column C  Column D
                                                      Amount at which
                                                      shown in the
Type of Investment                Cost(2)   Value     balance sheet
----------------------------------------------------------------------
Fixed maturities:
 Bonds:
  United States government
   and government
   agencies and authorities       $    7.7   $   7.5    $     7.7
  States, municipalities and
     political subdivisions            2.2       2.2          2.2
  Debt securities issued by
    foreign governments               13.9      14.6         13.9
  Corporate securities             1,192.5   1,138.9      1,192.5
Redeemable preferred stock            35.9      35.9         35.9
                                  -------------------------------
Total fixed maturities             1,252.2   1,199.1      1,252.2

Equity securities:
  Common stocks:
  Public utilities                     0.0       0.0          0.0
  Banks, trust and
    insurance companies                0.0       0.0          0.0
  Industrial, miscellaneous
   and all other                       3.1       3.2          3.2
  Nonredeemable preferred stocks       0.0       0.0          0.0
                                  -------------------------------
Total equity securities                3.1       3.2          3.2

Mortgage loans on real estate        433.1      XXXX        433.1
Real estate (1)                       27.3      XXXX         25.0
Policy loans                         172.1      XXXX        172.1
Other long-term investments (3)        9.9      XXXX          7.2
Short-term investments               222.9      XXXX        222.9
                                  -------------------------------
Total                                865.3      XXXX        860.3

Total investments                 $2,120.6      XXXX    $ 2,115.7

(1) The difference between the cost and the amount shown in the balance sheet is due to valuation allowances on real estate.

(2) Original cost of equity securities and, as to fixed maturities, original cost reduced by repayments and adjusted for amortization of premiums or accrual of discount.

(3) The majority of other long-term investments are accounted for under the statutory equity method of accounting. This method increases/(decreases) the investment by JHVLICO's ownership percentage of income/(loss) attributed to the investment.

                                                                    Schedule III

Supplementary Insurance Information

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
(in millions)

Segment      Deferred      Future     Unearned   Other    Premium  Net          Benefits,    Amortiza-    Other       Premiums
              policy       policy     premiums   policy   revenue  investment   claims,      tion of      operating    written
            acquisition    benefits,             claims            income       losses and   deferred     expenses
               cost        losses,               and                            settlement   policy
                           claims and            benefits                       expenses     acquisition
                            loss                 payable                                     costs
                           expenses
-----------------------------------------------------------------------------------------------------------------------------------
Variable
Products
1999        N.A.          $1,864.9       $3.9      $15.4   $  950.8   $136.0     $1,238.7      N.A.        $334.9       N.A.
1998        N.A.           1,651.7        2.3       13.1    1,272.3    122.8      1,661.6      N.A.         302.3       N.A.
1997        N.A.           1,123.1        1.1       12.3      872.7     89.7      1,090.2      N.A.         252.3       N.A.
-----------------------------------------------------------------------------------------------------------------------------------

                                                                     Schedule IV
Reinsurance

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
December 31, 1999
(in millions)

-------------------------------------------------------------------------------------
Column A               Column B     Column C    Column D     Column E     Column F
                        Gross       Ceded to     Assumed       Net       Percentage
                        amount       other      from other    amount     of amount
                                   companies    companies                assumed to
                                                                             net
-------------------------------------------------------------------------------------
Life insurance         $74,831.8    $18,995.0       $0       $55,836.8           0%
in force
Premiums
 Life insurance         $1,545.7       $594.9       $0          $950.8           0%
 Accident and
 health
 insurance
 Property and
 liability
 insurance
 Title
 insurance
-------------------------------------------------------------------------------------
 Total premiums         $1,545.7       $594.9       $0          $950.8           0%
                        --------     --------     --------     --------    --------


December 31, 1998
(in millions)

--------------------------------------------------------------------------------------
Column A               Column B     Column C    Column D     Column E     Column F
                        Gross       Ceded to     Assumed       Net       Percentage
                        amount       other      from other    amount     of amount
                                   companies    companies                assumed to
                                                                             net
-------------------------------------------------------------------------------------
Life insurance         $62,628.7    $15,302.1       $0      $47,326.6           0%
in force
Premiums
 Life insurance         $1,862.5       $590.2       $0       $1,272.3           0%
 Accident and
 health
 insurance
 Property and
 liability
 insurance
 Title
 insurance
--------------------------------------------------------------------------------------
 Total premiums         $1,862.5       $590.2        $0       $1,272.3           0%
                        --------     --------     --------    --------    --------

December 31, 1997
(in millions)

--------------------------------------------------------------------------------------
Column A               Column B     Column C    Column D     Column E     Column F
                        Gross       Ceded to     Assumed       Net       Percentage
                        amount       other      from other    amount     of amount
                                   companies    companies                assumed to
                                                                             net
--------------------------------------------------------------------------------------
Life insurance         $51,056.1    $12,646.9       $0       $38,409.2           0%
in force
Premiums
 Life insurance         $1,300.1       $427.4       $0          $872.7           0%
 Accident and
 health
 insurance
 Property and
 liability
 insurance
 Title
 insurance
--------------------------------------------------------------------------------------
Total premiums          $1,300.1       $427.4       $0          $872.7           0%
                        --------     --------     --------     --------    --------